UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018

MoneyGram International, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood Street, 15th Floor Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
On May 7, 2018, MoneyGram International, Inc. (the "Company") issued a press release reporting financial results for its first quarter ended March 31, 2018. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 8.01    Other Events.
As previously disclosed, on November 1, 2017, Company agreed to a stipulation with the Middle District of Pennsylvania (the “MDPA”) and the U.S. Department of Justice (the “U.S. DOJ” and, together with the MDPA, the “Government”) that the term of the Company’s previously-disclosed deferred prosecution agreement (“DPA”) be extended for 90 days to February 6, 2018. Also as previously disclosed, on January 31, 2018, the Company agreed with the Government that the term of the DPA be extended for an additional 45 days to March 23, 2018, and on March 21, 2018, the Company agreed with the Government that the term of the DPA be further extended for an additional 45 days to May 7, 2018. On May 7, 2018, the Company agreed with the Government that term of the DPA be further extended for an additional 45 days to June 21, 2018. Any extension of the DPA extends all terms of the DPA, including the term of the monitorship for an equivalent period. The purpose of the extensions is to provide the Company and the Government additional time to discuss whether the Company is in compliance with the DPA.
There can be no assurance that the Company and the Government will continue to be able to negotiate a mutually satisfactory outcome during the latest extension (or any further short-term extension of the DPA) or that such outcome will not include a further extension of the DPA, financial penalties or additional restrictions on the Company. Furthermore, there can be no assurance that the Government will not seek any other remedy, including criminal prosecution and financial penalties, in lieu of an extension of the DPA and monitorship.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated May 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Lawrence Angelilli
Name:	Lawrence Angelilli
Title:	Chief Financial Officer
Date:    May 7, 2018

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated May 7, 2018.